UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 16, 2016

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

eHealth, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 16, 2016. A total of 17,350,004 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, or 95.29% of the total shares entitled to vote.

Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting:

Proposal 1 - Election of Directors. Our stockholders voted to re-elect two Class I directors, Scott N. Flanders and Michael D. Goldberg, to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal, with voting results as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Scott N. Flanders	14,365,377	1,039,170	1,945,457
Michael D. Goldberg	14,784,590	619,957	1,945,457

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm.  Our stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 with voting results as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,975,252	374,400	352	0

Proposal 3 - A Vote to Approve, on an Advisory Basis, the Compensation of the Named Executive Officers. Our stockholders approved the compensation of our chief executive officer, chief financial officer and our three other most highly compensated executive officers (collectively referred to as our “Named Executive Officers”) with voting results as follows:

Votes For 12,673,769	Votes Against 2,332,637	Abstain 398,141	Broker Non-Votes 1,945,457

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.
	By:	/s/ Stuart M. Huizinga

Stuart M. Huizinga
Chief Financial Officer (Principal Financial and Accounting Officer)
Date: June 21, 2016